                                                                    Exhibit 10.5














                        EXECUTIVE SUPPLEMENTAL RETIREMENT
                                INCOME AGREEMENT
                                       FOR
                                G. THOMAS BOWERS

                           FINGER LAKES BANCORP, INC.
                                GENEVA, NEW YORK

                                JANUARY 26, 2001

               EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

         This Executive Supplemental Retirement Income Agreement ("Agreement"), executed as of this 26th day of January, 2001, by and between FINGER LAKES BANCORP, INC., Geneva, New York, a holding company organized and existing under the laws of the Delaware, hereinafter referred to as "Company" and G. THOMAS BOWERS, a key employee and executive hereinafter referred to as "Executive."

                                   WITNESSETH:

         WHEREAS, the Executive is employed by the Company and its affiliates, including Savings Bank of the Finger Lakes (the "Bank");

         WHEREAS, the Company recognizes the valuable services heretofore performed for it by Executive and wishes to encourage continued employment;

         WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after his retirement from active service with the Company and its affiliates or other termination of his employment and wishes to provide his beneficiary with benefits from and after his death;

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to Executive after his retirement or other termination of his employment and/or death benefits to his beneficiary after his death;

         WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for the Executive, a member of a select group of management or highly compensated employee of the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, the Company has adopted this Executive Supplemental Retirement Income Agreement to supplement the benefits otherwise available to the Executive under plans sponsored by the Company and its affiliates;

         WHEREAS, the Executive Supplemental Retirement Income Agreement controls all issues relating to the Supplemental Retirement Income Benefit as described herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                    SECTION I

                                   DEFINITIONS
                                   -----------

         When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Bank" means SAVINGS BANK OF THE FINGER LAKES and any successor thereto.

         1.3 "Beneficiary" means the person or persons designated by the Executive, in writing, as beneficiary to whom the share of a deceased Executive's account is payable. If no beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the beneficiary. If there are no living Children, then the Estate of the Executive will be deemed the beneficiary.

         1.4 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Company.

         1.5 "Change in Control" means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         1.6 "Children" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

         1.7 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

         1.8 "Early Retirement Benefit" means the benefit payable to the Executive upon retirement from service after attainment of the Executive's sixtieth (60) birthday but prior to his Normal Retirement Date.

         1.9 "Early Retirement Date" means the first day of the month coincident with or next following the Executive's termination of employment with the Bank after attainment of age sixty
                  (60).

         1.10 "Effective Date" shall be the date of execution of this agreement.

         1.11     "Estate" means the Estate of the Executive.

         1.12 "Interest Factor" means seven percent (7%) or such other rate as is reasonably determined by the Board of Directors from time to time.

         1.13 "Normal Retirement Date" means the first day of the month coincident with or next following the Executive's sixty-second
                  (62nd) birthday.

         1.14 "Permanently and Totally Disabled" means Executive has, for at least six (6) months, been unable to perform the services incident to his position with the Bank as a result of accidental bodily injury or sickness and that the status is likely to continue for an indefinite period, as reasonably determined subsequent to the expiration of the six (6) month period by a duly licensed physician selected in good faith by the Bank.

         1.15 "Postponed Retirement Date" means the first day of the month coincident with or next following the Executive's termination of employment with the Bank after his Normal Retirement Date.

         1.16 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

         1.17 "Supplemental Retirement Income Benefit" means an annual retirement benefit equal to sixty percent (60%) of Executive's highest average annual base salary and bonus (over the consecutive 36-month period within the last 120 consecutive calendar months of employment) REDUCED BY: the sum of (i) the benefits provided to the Executive under the non-qualified deferred compensation plan dated February 28, 1995; (ii) the annuitized value of the executive's tax-qualified benefits payable from Savings Bank of the Finger Lakes' defined benefit pension plan; (iii) the annuitized value of the Executive's tax-qualified plan benefits payable form the Monroe Savings Bank defined benefit pension plan; and (iv) the annuitized value of one-half of the Executive's social security benefits attributable to social security taxes paid by Savings Bank of the Finger Lakes on behalf of Executive (reduced by the social security offset under the Savings Bank of the Finger Lakes' defined benefit pension plan). For these purposes, the benefit under (ii) and (iii) above shall be deemed to be annuitized as a single life annuity payable for the Executive's life.

         1.18     "Survivor's Benefit" means the benefit provided under Section
                  2.1 to Executive's Beneficiary if the Executive dies while in active employment of the Bank.

                                   SECTION II

                PRE RETIREMENT AND POST RETIREMENT DEATH BENEFITS
                -------------------------------------------------

         2.1 DEATH PRIOR TO TERMINATION OF EMPLOYMENT. If Executive dies prior to termination of employment or after termination of employment but prior to the payment of any portion of the Supplemental Retirement Income Benefit, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. Such benefit shall be paid monthly in two hundred forty (240) equal installments. The survivor's benefit shall be equal to the greater of:

                  (i) the annual amount of Sixty Four Thousand Eight Hundred Seventy Two Dollars ($64,872) (the projected value of the Supplemental Retirement Income Benefit when Executive is age sixty-two (62)), or

                  (ii)     the Supplemental Retirement Income Benefit under
                           Section 1.17, determined as if the Executive retired on the day before his death and commenced receiving benefits at such time. Notwithstanding anything to the contrary herein, the Survivor Benefit payable hereunder shall not be greater than the Supplemental Retirement Income Benefit that would have been payable to the Executive under the circumstances set forth in this Sub-section 2.1(ii).

                  The Survivor's Benefit shall be payable in equal monthly installments for two hundred forty months. The first installment shall begin within thirty (30) days after notification of the date of death of Executive. Upon the request of the Beneficiary, and in the sole discretion of the Board of Directors, the Survivor's Benefit may be paid in a lump sum payment. Such lump sum payment shall be equivalent to the present value (using a discount rate equal to the Interest Factor) of the monthly installment payments.

         2.2 DEATH SUBSEQUENT TO RETIREMENT. In the event of the death of Executive while receiving monthly benefits under this Agreement, but prior to receiving two hundred forty (240) equal monthly payments, the unpaid balance of such equal monthly payments shall continue to be paid monthly to Executive's Beneficiary until the total of two hundred forty
                  (240) such payments have been made. Upon the request of the Beneficiary, and in the sole discretion of the Board of Directors, the Survivor's Benefit may be paid in a lump sum payment. Such lump sum payment shall be equivalent to the present value (using a discount rate equal to the Interest Factor) of the remaining equal monthly payments.

                                   SECTION III

                     SUPPLEMENTAL RETIREMENT INCOME BENEFIT
                     --------------------------------------
                             AND DISABILITY BENEFIT
                             ----------------------

         3.1 NORMAL RETIREMENT BENEFIT. Upon the Executive's retirement coincident with or following his Normal Retirement Date, the Company shall commence payments of the Supplemental Retirement Income Benefit. Such payments shall commence the first day of the month next following the Executive's actual retirement date and shall be payable monthly thereafter for two hundred forty (240) months.

         3.2 EARLY RETIREMENT BENEFIT. Executive shall have the elective right to receive an Early Retirement Benefit, provided he shall have attained the age of sixty (60) and remained in continuous service from the date of this Agreement. In the event the Executive elects an Early Retirement Benefit, payment of this early retirement benefit shall commence within thirty (30) days after Executive's Early Retirement Date. The Early Retirement Benefit shall be equal to the Supplemental Retirement Income Benefit ("SRIB") calculated under Section
                  1.17 and reduced by ten percent

                  (10%) for each twelve month period, commencing on the Executive's 60th birthday and ending the day before his 62nd birthday, as set forth below:

                     Period Commencing
                           at Age                    % of SRIB
                           ------                    ---------
                             60                         80%
                             61                         90%

                  Such payments will commence on the first day of the month following the Executive's actual retirement date and shall be payable monthly thereafter for two hundred forty (240) months.

         3.3 DISABILITY. If Executive becomes Permanently and Totally Disabled prior to reaching his Normal Retirement Date, while covered by the provisions of this Agreement, Executive shall be entitled to a Supplemental Disability Benefit commencing within thirty (30) days after a determination by the Board of Directors that the Executive is Permanently and Totally Disabled. The Supplemental Disability Benefit shall be equal to the Supplemental Retirement Income Benefit ("SRIB") calculated under Section 1.17 as if the Executive retired on the date of his termination of employment due to disability and reduced by ten percent (10%) per year for each year that such disability occurs prior to the Executive's Normal Retirement Date:

                  Disability Commencing
                           at Age                    % of SRIB
                           ------                    ---------
                             57                          50%
                             58                          60%
                             59                          70%
                             60                          80%
                             61                          90%

                  In the event the Executive dies at any time after termination of employment due to disability but prior to commencement or completion of two hundred forty (240) monthly payments, the Company shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the two hundred forty (240) month period.

         3.4 CHANGE IN CONTROL. In the event of Executive's termination of employment coincident with or within three (3) years following a Change in Control, other than due to termination for Cause, the Executive shall be entitled to receive the full Supplemental Retirement Income Benefit as if the Executive had retired following his Normal Retirement Date. The Company, or its successor, shall commence payment of the

                  Supplemental Retirement Income Benefit within thirty (30) days after the Executive's termination of employment.

                                   SECTION IV

                           EXECUTIVE'S RIGHT TO ASSETS
                           ---------------------------

         The rights of the Executive, any Beneficiary of the Executive, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Company. The Executive, the Beneficiary of the Executive, or any other person claiming through the Executive, shall only have the right to receive from the Company those payments as specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Company, including any insurance policies or contracts which the Company may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Company in connection with the liabilities it has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Company. It shall be, and remain, a general, unpledged, and unrestricted asset of the Asset of the Company.

                                    SECTION V

                            RESTRICTIONS UPON FUNDING
                            -------------------------

         The Company shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Company in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Company reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature, and method of such informal funding. Should the Company elect to fund this Agreement, in whole or in part, through the purchase of life insurance, disability policies or annuities, the Company reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Company. If the Company elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then Executive shall assist the Company by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VI

                     ALIENABILITY AND ASSIGNMENT PROHIBITION
                     ---------------------------------------

         Neither Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION VII

                       TERMINATION OF EMPLOYMENT FOR CAUSE
                       -----------------------------------

         Should Executive be terminated for Cause, his benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

                                  SECTION VIII

                                 ACT PROVISIONS
                                 --------------

         8.1 NAMED FIDUCIARY AND ADMINISTRATOR. The Company shall be the Named Fiduciary and Administrator of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         8.2 CLAIMS PROCEDURE AND ARBITRATION. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within thirty (30) days from the date payments are refused. The Administrator and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within thirty (30) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.

                  If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any issues, in writing, and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If it is finally determined that Executive (or his Beneficiary) is entitled to the benefits set forth under this Plan, then all amounts that Executive (or his Beneficiary) would have received up to the time of such final determination shall be paid to Executive (or his Beneficiary) with interest (calculated using the Interest Factor) within thirty (30) days after such final determination.

                  Where a dispute arises as to the Company 's discharge of Executive for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

                  All reasonable legal fees paid or incurred by Executive pursuant to any dispute or questions of interpretation relating to this Agreement shall be paid or reimbursed by the Company, provided that the dispute or interpretation has been settled by executive and the Company or resolved in Executive's favor.

                                   SECTION IX

                                  MISCELLANEOUS
                                  -------------

         9.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein shall confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of this Agreement.

         9.2 DISCLOSURE. The Executive shall receive a copy of his Agreement and the Administrator will make available, upon request, a copy of any rules and regulations that govern this Agreement.

         9.3 GOVERNING LAW. The Agreement is established under, and will be construed according to, the laws of the State of New York, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.

         9.4 SEVERABILITY. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and
                  (2) the validity and enforceability of the remaining provisions will not be affected thereby.

         9.5 INCAPACITY OF RECIPIENT. In the event Executive is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or his Estate. Except as provided above in this paragraph, when the Company 's Board of Directors in its sole discretion, determines that an Executive is unable to manage his financial affairs, the Board may direct the Company to make distributions to any person for the benefit of such Executive.

         9.6 UNCLAIMED BENEFIT. The Executive shall keep the Company informed of his current address and the current address of his Beneficiaries. The Company shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Company within three years after the date on which any payment of the Executive's Supplemental Retirement Income Benefit may be made, payment may be made as though the Executive had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Executive, the Company is unable to locate any Beneficiary of the Executive, then the Company may fully discharge its obligation by payment to the Estate.

         9.7 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Agreement, neither the Company, nor any individual acting as an employee or agent of the Company or as a member of the Board of Directors shall be liable to the Executive, former Executive, or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

         9.8 GENDER. Whenever, in this Agreement, words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         9.9 AFFECT ON OTHER CORPORATE BENEFIT AGREEMENTS. Nothing contained in this Agreement shall affect the right of the Executive to participate in, or be covered by, any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

         9.10 HEADINGS. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         9.11 ESTABLISHMENT OF RABBI TRUST. The Company may, but is not obligated to, establish a rabbi trust into which the Company may contribute assets which shall be held therein, subject to the claims of the Company 's creditors in the event of the Company 's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. In the event a rabbi trust is established, it is the intention of the Company to make contributions to the rabbi trust to provide the Company with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.

         9.12 TAX WITHHOLDING. The Company may withhold from any benefit payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

                                    SECTION X

                     NON-COMPETITION AFTER NORMAL RETIREMENT
                     ---------------------------------------

         10.1 NON-COMPETE CLAUSE. Except as stated in the second paragraph of this subsection, the Executive expressly agrees that, as consideration for the agreements of the Company contained herein and as a condition to the performance by the Company of its obligations hereunder, throughout the entire period beginning at the time of termination of employment until the final payment is made to Executive, as provided herein, he will not, without the prior written consent of the Company, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in any city, town or county in which the Company maintains an office at the time of Executive's termination of employment, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of the termination of the Executive's employment or his retirement.

                  In the event Executive's termination follows a Change in Control or other material change in the Company 's structure or business activities, Executive shall be entitled to his Supplemental Retirement Income Benefit whether or not he enters into an arrangement that is deemed to be competitive with the Company and/or the Bank.

         10.2 BREACH. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Company shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Company shall determine that said breach by the Executive has continued for a period of six (6) months following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

                                   SECTION XI

                              AMENDMENT/REVOCATION
                              --------------------

         This Agreement shall not be amended, modified, or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Company, and such mutual consent shall be required even if the Executive is no longer employed by the Company.

                                   SECTION XII

                                    EXECUTION
                                    ---------

         12.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

         12.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and date first above written.



ATTEST                                FINGER LAKES BANCORP, INC.



/s/Terry L. Hammond                   /s/James E. Hunter
---------------------------           ----------------------------------------
Secretary                             Chairman: Salary and Personnel Committee




WITNESS



/s/Tyna Borrelli                      /s/G. Thomas Bowers
---------------------------           ----------------------------------------
                                      Executive


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